U.S. Bank | Confidential 1 U.S. Bancorp 1Q24 Earnings Conference Call April 17, 2024

U.S. Bancorp 2 Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, future economic conditions and the anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects and operations of U.S. Bancorp. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties: deterioration in general business and economic conditions or turbulence in domestic or global financial markets, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including U.S. Bank National Association, to attract and retain depositors, and could affect the ability of financial services providers, including U.S. Bancorp, to borrow or raise capital; increases in Federal Deposit Insurance Corporation (FDIC) assessments due to bank failures; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; uncertainty regarding the content, timing, and impact of changes to regulatory capital, liquidity and resolution-related requirements applicable to large banking organizations in response to adverse developments affecting the banking sector; changes to statutes, regulations, or regulatory policies or practices, including capital and liquidity requirements, and the enforcement and interpretation of such laws and regulations, and U.S. Bancorp’s ability to address or satisfy those requirements and other requirements or conditions imposed by regulatory entities; changes in interest rates; increases in unemployment rates; deterioration in the credit quality of U.S. Bancorp’s loan portfolios or in the value of the collateral securing those loans; risks related to originating and selling mortgages, including repurchase and indemnity demands, and related to U.S. Bancorp’s role as a loan servicer; impacts of current, pending or future litigation and governmental proceedings; increased competition from both banks and non-banks; effects of climate change and related physical and transition risks; changes in customer behavior and preferences and the ability to implement technological changes to respond to customer needs and meet competitive demands; breaches in data security; failures or disruptions in or breaches of U.S. Bancorp’s operational, technology or security systems or infrastructure, or those of third parties, including as a result of cybersecurity incidents; failures to safeguard personal information; impacts of pandemics, natural disasters, terrorist activities, civil unrest, international hostilities and geopolitical events; impacts of supply chain disruptions, rising inflation, slower growth or a recession; failure to execute on strategic or operational plans; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; effects of changes in or interpretations of tax laws and regulations; management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk; and the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2023, and subsequent filings with the Securities and Exchange Commission. In addition, U.S. Bancorp’s acquisition of MUB presents risks and uncertainties, including, among others, the risk that any revenue synergies and other anticipated benefits of the acquisition may not be realized or may take longer than anticipated to be realized. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1Q24 Highlights

- **Strong financial performance**
  - Highly diversified and sustainable fee revenue streams represents ~40% of total net revenue
- **Prudent expense management**
  - Operational efficiency supports ongoing expense flex in light of the current revenue environment
- **Effective balance sheet positioning**
  - Continued focus on capital-efficient growth and strategic balance sheet management
- **Disciplined credit risk management**
  - Asset quality metrics in line with expectations; through-the-cycle approach to credit underwriting
- **Continued capital accretion**
  - Driven by enhanced earnings generation and balance sheet optimization initiatives

Reported *Adjusted*[1]
$0.78 | $0.90
Earnings per share

Reported[1] *Adjusted*[1]
15.1% | 17.4%
Return on Tangible Common Equity

$6.7B
Total Net Revenue

▲ **+7.7%**
Noninterest Income Growth (YoY)

10.0% ▲ *+ 10 bps vs. 4Q23*
CET1 Ratio[2]

U.S. Bancorp

[1] Non-GAAP; see appendix for calculations and description of notable items
[2] Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year current expected credit losses (CECL) transition

3

U.S. Bancorp 4 Performance Ratios 1 Non-GAAP; see appendix for calculations and description of notable items 2 Net interest margin on a taxable-equivalent basis 1.15% 0.99% 0.93%1.03% 0.52% 0.81% Return on Average Assets Adjusted for notable items 1Q23 4Q23 1Q24 15.7% 12.9% 11.6% 14.1% 6.4% 10.0% Return on Average Common Equity Adjusted for notable items 1Q23 4Q23 1Q24 24.3% 19.6% 17.4% 22.0% 10.5% 15.1% Return on Tangible Common Equity Adjusted for notable items 1Q23 4Q23 1Q24 63.2% 75.9% 66.4% 59.8% 61.1% 62.5% 3.10% 2.78% 2.70% Adjusted Efficiency Ratio Efficiency Ratio Net Interest Margin 1Q23 4Q23 1Q24 Return on Average Assets Return on Average Common Equity Return on Tangible Common Equity1 Efficiency Ratio1 & Net Interest Margin 2 1 1 1 1 1 1 1 1 11 1 1 2

1Q24 Highlights - Details

Income Statement

$ in millions, except EPS	Reported 1Q24	Adjusted[1] 1Q24	Adjusted change vs. 4Q23[1]	Adjusted change vs. 1Q23[1]
Net interest income[2]	$4,015	$4,015	(3.1) %	(14.0) %
Noninterest income	2,700	2,700	(1.4)	7.7
Net income to Company	1,319	1,518	(6.7)	(19.3)
Diluted EPS	$0.78	$0.90	(9.1)	(22.4)

Balance Sheet

$ in billions	Ending balance 1Q24	Avg balance 1Q24	Average Period Balance change vs. 4Q23	Average Period Balance change vs. 1Q23
Total assets	$683.6	$653.9	0.4 %	(1.7) %
Earning assets	621.7	596.1	0.3	(1.9)
Total loans	374.6	371.1	(0.5)	(4.1)
Total deposits	528.1	503.1	0.1	(1.4)

Credit Quality

$ in millions	1Q24	Change vs. 4Q23	Change vs. 1Q23
Nonperforming assets	$1,786	19.5 %	51.2 %
NPA ratio	0.48 %	8 bps	18 bps
Net charge-off ratio	0.53 %	4 bps	23 bps[1]

Capital

	1Q24	Change vs. 4Q23	Change vs. 1Q23
CET1 capital ratio[3]	10.0 %	10 bps	150 bps
Total risk-based capital ratio	13.7 %	0 bps	160 bps
Book value per share	$31.26	0.4 %	3.8 %
Tangible book value per share[1]	$22.53	1.0 %	8.0 %
Earnings returned (millions)[4]	$820		

[1] Non-GAAP; see slide 8 and the appendix for calculations and description of notable items
[2] Taxable-equivalent basis; see appendix for calculation
[3] Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year CECL transition
[4] Earnings returned (millions) = total common dividends paid and aggregate value of common shares repurchased inclusive of treasury shares repurchased in connection with stock compensation plans

U.S. Bancorp 5

Sustainable Earnings Power

Strong annualized fee income generated by our diversified business model supports our short- and long-term growth objectives

As a % of Total Net Revenue[1]



26%
37%
37%

- Payment Services
- Consumer & Business Banking (CBB)
- Wealth, Corporate, Commercial & Institutional Banking (WCIB)



Fee
NII
WCIB
47%
53%
CBB
17%
83%
Payments
57%
43%

Fee income represents 40% of U.S. Bancorp total net revenue[1]

Fee revenue differentiators with national reach

Payment Services fee revenue
Breadth of capabilities, diversified distribution model, proprietary technology platform, payments ecosystem

Commercial Products revenue
FICM focused; full suite of products and technology to support debt underwriting, FX, derivatives and loan syndications

Trust & Investment Management revenue
Leading market position with sizable distribution, balance sheet, and product advantages

[1] 1Q24 taxable-equivalent basis; Business line revenue percentages exclude Treasury and Corporate Support; see appendix for reconciliation

U.S. Bancorp 6

Our Payments Ecosystem is a Key Differentiator

Demonstrated business banking revenue and relationship growth

Payments Ecosystem



Deposits
Lending
Capital Solutions
Cash Management
Investment Services
U.S. Bank Payments Ecosystem
Card issuing
Merchant processing
Omni-commerce capabilities
A/R and A/P solutions
Banking Services
Payment Services
Human & Digital
Data & Technology

Business Banking Revenue[1]



3-year Cumulative rates
Medium term
↑~30%
$2.7B
$3.6B
+25%-30% Opportunity
FY 2020
FY 2023

Business Banking Relationships[2]



3-year Cumulative rates
Medium term
↑~35%
1.0M
0.2
0.2
0.6
1.4M
0.3
0.3
0.8
+15%-20% Opportunity
2020
2023
Banking
Payments
Banking + Payment

Differentiated product offerings and digital capabilities drive growth in the near-term

Data as of December 2023

[1] Non-GAAP. FY 2020 revenue of $1.4B has been adjusted to add approximately $1.4B, for a total of $2.7B, to reflect the impact of 450 bps higher rate environment in 2023 to FY 2020 average balances of $30B. This adjustment allows for the comparison of the two periods based on the impact of our payments ecosystem and strategy and excludes the impact of the interest rate environment.

[2] Reflects growth in core business banking clients including the addition of Union Bank clients who are eligible for multi-product relationships

U.S. Bancorp 7

1Q24 Earnings Summary – Detail

$ in millions, except EPS	1Q23 Reported	4Q23 Reported	1Q24 Reported	1Q24 Notable Items[2]	1Q24 Adjusted	Excluding Notable Items[2] % Change vs 4Q23 Adjusted	Excluding Notable Items[2] % Change vs 1Q23 Adjusted
Net Interest Income	$4,634	$4,111	$3,985	$—	$ 3,985	(3.1) %	(14.0) %
Taxable-equivalent Adjustment	34	31	30	—	30	(3.2)	(11.8)
Net Interest Income (taxable-equivalent basis)	4,668	4,142	4,015	—	4,015	(3.1)	(14.0)
Noninterest Income	2,507	2,620	2,700	—	2,700	(1.4)	7.7
Net Revenue	**7,175**	**6,762**	**6,715**	**—**	**6,715**	**(2.4)**	**(6.4)**
Noninterest Expense	4,555	5,219	4,459	265	4,194	(.2)	(2.7)
Operating Income	**2,620**	**1,543**	**2,256**	**(265)**	**2,521**	**(5.8)**	**(12.0)**
Provision for credit losses	427	512	553	—	553	8.0	29.5
Income Before Taxes	**2,193**	**1,031**	**1,703**	**(265)**	**1,968**	**(9.1)**	**(19.2)**
Applicable Income Taxes	489	170	377	(66)	443	(15.3)	(19.5)
Net Income	**1,704**	**861**	**1,326**	**(199)**	**1,525**	**(7.1)**	**(19.2)**
Noncontrolling Interests	(6)	(14)	(7)	—	(7)	50.0	(16.7)
Net Income to Company	**1,698**	**847**	**1,319**	**(199)**	**1,518**	**(6.7)**	**(19.3)**
Preferred Dividends/Other	106	81	110	(1)	111	29.1	2.8
Net Income to Common	**$1,592**	**$766**	**$1,209**	**($198)**	**$1,407**	**(8.7) %**	**(20.6) %**
Net Interest Margin[1]	3.10%	2.78%	2.70%	—%	2.70%	(8) bps	(40) bps
Efficiency Ratio[2]	63.2%	75.9%	66.4%	3.9%	62.5%	140 bps	270 bps
Diluted EPS	$1.04	$.49	$.78	$(.12)	$.90	(9.1) %	(22.4) %

U.S. Bancorp

[1] Taxable-equivalent basis
[2] Non-GAAP; see appendix for calculations and description of notable items

8

U.S. Bancorp 9 Balance Sheet Summary Effective balance sheet management and continued consumer deposit growth Total Average Deposits Highlights Total Average Loan Balance $377 $373 $371 3Q23 4Q23 1Q24 $512 $503 $503 3Q23 4Q23 1Q24 Consumer Deposit Growth (Avg.) $222 $224 $225 3Q23 4Q23 1Q24 $ in billions ▪ Average loan decline driven by slower industry-wide commercial loan growth partially offset by card growth ▪ Stable core deposit levels; Total interest bearing liability cost continues to benefit from improved funding mix ▪ Current quarter deposits balance reflects seasonal deposit inflows and holiday timing

U.S. Bancorp 10 ▪ Year-over-year performance was impacted by deposit mix and pricing, partially offset by higher rates on earning assets. ▪ Linked quarter decrease in net interest income and margin was primarily due to the impact of deposit mix and pricing. $ in millions 1 Non-GAAP; see appendix for calculations 1Q24 4Q23 1Q23 Loans $5,712 $5,742 $5,277 Loans held for sale 37 36 31 Investment securities 1,175 1,182 1,074 Other interest income 840 803 582 Total interest income $7,764 $7,763 $6,964 Deposits $2,884 $2,751 $1,505 Short-term borrowings 270 332 449 Long-term debt 625 569 376 Total interest expense $3,779 $3,652 $2,330 Net interest income $3,985 $4,111 $4,634 Taxable-equivalent adjustment 30 31 34 Net interest income, on a taxable-equivalent basis1 $4,015 $4,142 $4,668 Net interest margin (taxable-equivalent basis) 2.70% 2.78% 3.10 % Net Interest Income (taxable-equivalent basis)1 -3% Linked Quarter -14% Year-Over-Year Net Interest Income

U.S. Bancorp 11 ▪ Year-over-year increase driven by higher payments revenue, as well as trust and investment management fees, commercial products, and mortgage revenue, partially offset by lower other revenue. ▪ On a linked quarter basis, adjusted noninterest income decreased due to seasonally lower payments revenue and other revenue, partially offset by higher commercial products and mortgage revenue. $ in millions Payments = card, corporate payment products and merchant processing Other = commercial products, investment products fees, securities gains (losses) and other 1 Non-GAAP; see slide 8 and the appendix for calculations and description of notable items 1Q24 4Q23 1Q23 Payments $977 $1,027 $936 Trust & Inv Mgmt 641 621 590 Service Charges 315 324 324 Commercial Products 388 326 334 Mortgage 166 137 128 Other 213 303 195 Noninterest Income, Adjusted1 $2,700 $2,738 $2,507 Notable Items1 — (118) — Noninterest Income, Reported $2,700 $2,620 $2,507 Noninterest Income Reported +3% Linked Quarter +8% Year-Over-Year Excluding Notable Items1 -1% Linked Quarter +8% Year-Over-Year

U.S. Bancorp 12 ▪ On a linked quarter basis, adjusted noninterest expense decreased driven by prudent expense management and continued focus on operational efficiency, partially offset by higher compensation expense. ▪ Notable Items this quarter included the last of merger and integration- related charges of $155M related to the Union Bank acquisition and $110M for an anticipated increase in the FDIC special assessment. $ in millions 1 Non-GAAP; see slide 8 and the appendix for calculations and description of notable items 1Q24 4Q23 1Q23 Compensation & Benefits $2,691 $2,509 $2,646 Technology & Communications 507 513 503 Occupancy & Equipment 296 316 321 Professional Services 110 158 134 Marketing/Business Development 136 196 122 All Other 454 512 585 Total Noninterest Expense, Adjusted1 $4,194 $4,204 $4,311 Notable Items1 265 1,015 244 Total Noninterest Expense, Reported $4,459 $5,219 $4,555 Noninterest Expense Reported -15% Linked Quarter -2% Year-Over-Year Excluding Notable Items1 -0.2% Linked Quarter -3% Year-Over-Year

U.S. Bancorp 13 Amount ($B) Reserve (%) Commercial $2.2 1.6% Commercial Real Estate 1.6 3.1% Residential Mortgage 0.8 0.7% Credit Card 2.4 8.7% Other Retail 0.9 2.0% Total $7.9 2.1% Change vs. 1Q24 4Q23 1Q23 Non-performing Assets Balance $1,786 $292 $605 NPAs/Period-end Loans plus OREO 0.48% 8 bps 18 bps Ne Net Charge-offs NCOs $488 $25 $206 NCOs/Avg Loans 0.53% 4 bps 23 bps Core Provision for Credit Losses Trending $ in millions, unless specified 1 Non-GAAP; see appendix for calculations and description of notable items Credit Quality Trends reflect normalization in the credit environment and expected CRE stress Net Charge-off and Nonperforming Assets Highlights Allowance for Credit Losses by Loan Category, 1Q24 ▪ Credit quality reflects continued, broad-based normalization and CRE market stress. ▪ We maintained our CRE Office reserve coverage at over 10%. ▪ Continued to prudently and proactively manage our credit risk across the portfolio. 1 1 $282 $340 $420 $463 $488 $145 $238 $95 $49 $65 NCOs Reserve Build Allowance for Credit Losses/ Period-end Loans 1Q23 2Q23 3Q23 4Q23 1Q24 1 1 $553 $427 1 $578 1 $515 $512 1 1 1.94% 2.03% 2.08% 2.10% 2.11%

U.S. Bancorp 14 $ in billions 1Q24 4Q23 3Q23 2Q23 1Q23 Total U.S. Bancorp shareholders’ equity $55.6 $55.3 $53.1 $53.0 $53.0 Basel III Standardized Approach 1 Common equity tier 1 capital ratio 10.0% 9.9% 9.7% 9.1% 8.5 % Tier 1 capital ratio 11.6% 11.5% 11.2% 10.6% 10.0 % Total risk-based capital ratio 13.7% 13.7% 13.4% 12.7% 12.1 % Leverage ratio 8.1% 8.1% 7.9% 7.5% 7.5 % Tangible common equity to tangible assets 2 5.2% 5.3% 5.0% 4.8% 4.8 % Tangible common equity to risk-weighted assets 2 7.8% 7.7% 7.0% 6.8% 6.5 % Common equity tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology 2 9.9% 9.7% 9.5% 8.9% 8.3% 1 Ratios calculated in accordance with transitional regulatory requirements related to the CECL methodology 2 Non-GAAP; see appendix for calculations Capital Position

U.S. Bancorp 15 $16.6B+ 1 Taxable-equivalent basis 2 Non-GAAP; see appendix for calculations and descriptions of notable items 2Q 2024 Guidance Mid-single digit growth vs. FY 2023 of ~$10.8B ~$17.0B Net interest income1 FY 2024 Guidance Net interest income1 Total noninterest expense, as adjusted2 Total noninterest income, as adjusted2 Prior Revised $16.8B or less $16.1 to $16.4B Guidance – 2Q and FY 2024 Relatively stable vs. Q1 2024 of ~$4.0B

U.S. Bancorp 16 Appendix

U.S. Bancorp 17 $386.8 $372.9 $371.1 1Q 2023 4Q 2023 1Q 2024 Average Loans -0.5% linked quarter -4.1% year-over-year $ in billions ▪ On a year-over-year basis, average total loans decline was driven by lower commercial, commercial real estate, and other retail loans; partially offset by higher credit card loans. ▪ On a linked quarter basis, average total loans decline was driven by lower commercial real estate and other retail loans. Average % of Average Change vs. 1Q 2024 Balance Total 4Q23 1Q23 Commercial $131 35% (0.3) % (3.6) % Commercial Real Estate 53 14% (1.5) (4.6) Residential Mortgages 116 31% 0.4 (0.6) Credit Card 28 8% 0.7 9.3 Other Retail 43 12% (2.9) (18.5) Total Loans $371 (0.5) % (4.1) %

U.S. Bancorp 18 Average Deposits +0.1% linked quarter -1.4% year-over-year $ in billions ▪ On a year-over-year basis, average total deposits decreased driven by a decline in noninterest-bearing deposits that was partially offset by an increase in interest bearing deposits. ▪ On a linked quarter basis, average total deposits grew primarily from growth in interest bearing deposits that was partially offset by a decline in noninterest-bearing deposits. Noninterest-bearing Interest-bearing 1Q23 4Q23 1Q24 Average Average Change vs. 1Q 2024 Balance 4Q23 1Q23 Noninterest-bearing deposits $85 (6.4) % (34.6) % Money market savings 196 4.9 33.7 Interest checking 125 (1.9) (3.4) Savings accounts 42 (6.9) (39.5) Time deposits 55 4.6 55.5 Total interest-bearing deposits $418 1.5% 9.9 % Total Deposits $503 0.1% (1.4) % $503.1$502.8$510.3

Payment Services

Payment Fees as a % of Total Net Revenue (1Q24)



85.5%
6.0%
5.8%
2.7%
Merchant Processing
All Other Revenue
Card[1]
Corporate Payments

Highlights

Total payment fee revenue grew 4% year-over-year due to continued strength in consumer and business spend activities

- Total credit card fee revenue improved ~13% YoY on higher sales volume.
- Merchant processing fee revenue improved ~4% YoY on sales growth.
- Corporate payments fee revenue declined ~(3%) YoY due to ongoing softness in corporate freight.

Historical Linked Quarter Seasonality for Payment Fees Revenue[2]

Segment	1Q	2Q	3Q	4Q
Card[1]	↓	↑	stable	↑
Corporate Payments	stable	↑	↑	↓
Merchant Processing	↓	↑	↑	↓

Tech-led[3] Merchant Processing Fee Revenue Growth



8%
68%
1Q24 vs. 1Q23
1Q24 vs 1Q19

Multiyear investments** in e-commerce and tech-led are expected to continue to **drive growth – increasing to 33% of merchant processing revenue and growing 8% YoY

Fee Revenue Growth Rates

Total Card

+8.9% Year-Over-Year › +12.9% Credit only

Merchant Processing

+3.6% Year-Over-Year

Corporate Payments

-2.6% Year-Over-Year

[1] Includes Prepaid Card
[2] Linked quarter change based on trends from 2015 – 2019
[3] Tech-led includes digital, omni-commerce and e-commerce as well as investments in integrated software providers

U.S. Bancorp
19

U.S. Bancorp 20 $135,683 $138,085 $134,720 $131,096 $130,767 0.14% 0.26% 0.27% 0.26% 0.36% Average Loans Reported NCO% 1Q23 2Q23 3Q23 4Q23 1Q24 Credit Quality – Commercial Key StatisticsAverage Loans ($M) and Net Charge-offs Ratio 2.1% 1.8% (2.4)% (2.7)% (0.3)% Linked Quarter Growth Key Points ▪ Average loans decreased by (0.3)% on a linked quarter basis ▪ Utilization increased quarter over quarter to 24.5% at 1Q24 versus 24.2% at 4Q23 $ in millions 1Q23 4Q23 1Q24 Average Loans $135,683 $131,096 $130,767 30-89 Delinquencies 0.33% 0.35% 0.23% 90+ Delinquencies 0.05% 0.09% 0.08 % Nonperforming Loans 0.13% 0.29% 0.41 % Revolving Line Utilization Trend 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 15% 20% 25% 30% 35%

U.S. Bancorp 21 Credit Quality – Commercial Real Estate Key Points Average Loans ($M) and Net Charge-offs Ratio Key Statistics Linked Quarter Growth 21.6% (1.2)% (1.2)% (0.8)% (1.5)% ▪ Average loans decreased by (1.5)% on a linked quarter basis ▪ Non-performing loans increased 26bps, primarily driven by inflow of Office properties on a linked quarter basis ▪ Net charge-off ratio decreased 36bps on a linked quarter basis 1 Non-GAAP; see appendix for calculations and description of notable items 2 SFR = Single Family Residential $55,595 $54,934 $54,253 $53,825 $53,037 0.19% 0.19% 0.85% 0.36% 0.52% 0.16% Average Loans NCO%, Adjusted Reported NCO% 1Q23 2Q23 3Q23 4Q23 1Q24 CRE by Loan Type Mortgage 58% Owner occupied 20% Construction 22% CRE by Property Class SFR Construction 8% Owner Occupied 20% Multi-Family 34% Office 13% Industrial 11% Other 14% $ in millions 1Q23 4Q23 1Q24 Average Loans $55,595 $53,825 $53,037 30-89 Delinquencies 0.13% 0.10% 0.04% 90+ Delinquencies 0.01% 0.01% — % Nonperforming Loans 0.97% 1.45% 1.71% 1 2

U.S. Bancorp 22 Credit Quality – Residential Mortgage Key Points ▪ Average loans essentially flat on a linked quarter basis ▪ Continued low losses and nonperforming loans were supported by strong portfolio credit quality and collateral values ▪ Originations continued to reflect high credit quality (weighted average credit score of 769, weighted average LTV of 73%) Linked Quarter Growth Average Loans ($M) and Net Charge-offs Ratio Key Statistics 1 Non-GAAP; see appendix for calculations and description of notable items $116,287 $117,606 $114,627 $115,196 $115,639 -0.01%0.00% 0.39% 0.00% 0.00% Average Loans NCO%, Adjusted Reported NCO% 1Q23 2Q23 3Q23 4Q23 1Q24 $ in millions 1Q23 4Q23 1Q24 Average Loans $116,287 $115,196 $115,639 30-89 Delinquencies 0.13% 0.15% 0.12% 90+ Delinquencies 0.08% 0.12% 0.12 % Nonperforming Loans 0.25% 0.14% 0.13% 19.8% 1.1% (2.5)% 0.5% 0.4% 1 Residential Mortgage Delinquencies ($M) 30-89 days past due 90+ days past due 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 $— $200 $400 $600 $800 -0.01%

U.S. Bancorp 23 $25,569 $26,046 $26,883 $27,753 $27,942 2.78% 3.06% 3.25% 3.65% 4.26% Average Loans Reported NCO% 1Q23 2Q23 3Q23 4Q23 1Q24 Credit Quality – Credit Card Key Points ▪ Average loans increased by 0.7% on a linked quarter basis ▪ Net charge-off rate of 4.26% and increases in 90+ day delinquencies reflecting credit migration Average Loans ($M) and Net Charge-offs Ratio Key Statistics 1.6% 1.9% 3.2% 3.2% 0.7% Linked Quarter Growth $ in millions 1Q23 4Q23 1Q24 Average Loans $25,569 $27,753 $27,942 30-89 Delinquencies 1.10% 1.42% 1.40% 90+ Delinquencies 1.00% 1.31% 1.42 % Nonperforming Loans — % — % — % Credit Card Delinquencies ($M) 30-89 days past due 90+ days past due 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 $— $200 $400 $600 $800 $1,000

U.S. Bancorp 24 Credit Quality – Other Retail Key Points ▪ Average loans decreased by (2.9)% on a linked quarter basis ▪ Net charge-offs and nonperforming loans are normalizing from historically low levels Average Loans ($M) and Net Charge-offs Ratio Key Statistics 1 Non-GAAP; see appendix for calculations and description of notable items Linked Quarter Growth (9.0)% (2.7)% (11.0)% (3.0)% (2.9)% $53,616 $52,146 $46,394 $44,986 $43,685 0.26% 0.22% 1.69% 0.53% 0.47% 0.51% Average Loans NCO% Adjusted Reported NCO% 1Q23 2Q23 3Q23 4Q23 1Q24 Auto Loans 20% Installment 32% Home Equity 30% Retail Leasing 10% Revolving Credit 8% $ in millions 1Q23 4Q23 1Q24 Average Loans $53,616 $44,986 $43,685 30-89 Delinquencies 0.48% 0.63% 0.55% 90+ Delinquencies 0.12% 0.15% 0.15 % Nonperforming Loans 0.25% 0.31% 0.32% 1

U.S. Bancorp 25 Non-GAAP Financial Measures (1), (2) – see last page in appendix for corresponding notes Three Months Ended (Dollars in Millions, Unaudited) March 31, 2024 December 31, 2023 March 31, 2023 Net interest income $ 3,985 $ 4,111 $ 4,634 Taxable-equivalent adjustment (1) 30 31 34 Net interest income, on a taxable-equivalent basis 4,015 4,142 4,668 Net interest income, on a taxable-equivalent basis (as calculated above) 4,015 4,142 4,668 Noninterest income 2,700 2,620 2,507 Less: Securities gains (losses), net 2 (116) (32) Total net revenue, excluding net securities gains (losses) (a) 6,713 6,878 7,207 Noninterest expense (b) 4,459 5,219 4,555 Efficiency ratio (b)/(a) 66.4% 75.9% 63.2 % Total net revenue, excluding net securities gains (losses) (as calculated above) (c) $ 6,713 $ 6,878 $ 7,207 Noninterest expense 4,459 5,219 4,555 Less: Notable items (2) 265 1,015 244 Noninterest expense, excluding notable items (d) 4,194 4,204 4,311 Efficiency ratio, excluding notable items (d)/(c) 62.5% 61.1% 59.8 % Net income attributable to U.S. Bancorp $ 1,319 $ 847 $ 1,698 Less: Notable items (2) (199) (780) (183) Net income attributable to U.S. Bancorp, excluding notable items 1,518 1,627 1,881 Annualized net income attributable to U.S. Bancorp, excluding notable items (e) 6,105 6,445 7,629 Average assets (f) 653,909 651,448 665,447 Return on average assets, excluding notable items (e)/(f) 0.93% 0.99% 1.15 % Net income applicable to U.S. Bancorp common shareholders $ 1,209 $ 766 $ 1,592 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (198) (775) (181) Net income applicable to U.S. Bancorp common shareholders, excluding notable items 1,407 1,541 1,773 Annualized net income applicable to U.S. Bancorp common shareholders, excluding notable items (g) 5,659 6,114 7,191 Average common equity (h) 48,859 47,506 45,859 Return on average common equity, excluding notable items (g)/(h) 11.6% 12.9% 15.7 % Net income applicable to U.S. Bancorp common shareholders, excluding notable items (as calculated above) (i) $ 1,407 $ 1,541 $ 1,773 Average diluted common shares outstanding (j) 1,559 1,558 1,532 Diluted earnings per common share, excluding notable items (i)/(j) $ 0.90 $ 0.99 $ 1.16

U.S. Bancorp 26 Three Months Ended (Dollars in Millions, Unaudited) March 31, 2024 December 31, 2023 March 31, 2023 Net income applicable to U.S. Bancorp common shareholders $ 1,209 $ 766 $ 1,592 Intangibles amortization (net-of-tax) 115 123 126 Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization 1,324 889 1,718 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (a) 5,325 3,527 6,967 Average total equity 56,131 54,779 53,132 Average preferred stock (6,808) (6,808) (6,808) Average noncontrolling interests (464) (465) (465) Average goodwill (net of deferred tax liability) (3) (11,473) (11,475) (11,444) Average intangible assets (net of deferred tax liability), other than mortgage servicing rights (2,208) (2,295) (2,681) Average tangible common equity (b) 35,178 33,736 31,734 Return on tangible common equity (a)/(b) 15.1% 10.5% 22.0 % Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (as calculated above) $ 1,324 $ 889 $ 1,718 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (198) (775) (181) Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items 1,522 1,664 1,899 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items (c) 6,121 6,602 7,702 Average tangible common equity (as calculated above) (d) 35,178 33,736 31,734 Return on tangible common equity, excluding notable items (c)/(d) 17.4% 19.6% 24.3% (2), (3) – see last page in appendix for corresponding notes Non-GAAP Financial Measures

U.S. Bancorp 27(2) – see last page in appendix for corresponding notes Three Months Ended (Dollars in Millions, Unaudited) June 30, 2023 March 31, 2023 Net charge-offs $ 649 $ 373 Less: Notable items (2) 309 91 Net charge-offs, excluding notable items 340 282 Annualized net charge-offs, excluding notable items (a) 1,364 1,144 Average loan balances (b) 388,817 386,750 Net charge-off ratio, excluding notable items (a)/(b) 0.35% 0.30 % Provision for Credit Losses Combined, Reported $ 821 Less: Notable items (2) 243 Provision for Credit Losses Combined, Adjusted 578 Residential Mortgage loan net charge-offs $ 114 Less: Notable items (2) 117 Net charge-offs, excluding notable items (3) Annualized net charge-offs, excluding notable items (c) (12) Residential Mortgage average loan balances (d) 117,606 Residential Mortgage loan net charge-off ratio, excluding notable items (c)/(d) (0.01) % Other Retail loan net charge-offs $ 220 Less: Notable items (2) 192 Net charge-offs, excluding notable items 28 Annualized net charge-offs, excluding notable items (e) 112 Other Retail average loan balances (f) 52,146 Other Retail loan net charge-off ratio, excluding notable items (e)/(f) 0.22 % Commercial Real Estate loan net charge-offs $ 117 Less: Notable items (2) 91 Net charge-offs, excluding notable items 26 Annualized net charge-offs, excluding notable items (g) 105 Commercial Real Estate average loan balances (h) 55,595 Commercial Real Estate loan net charge-off ratio, excluding notable items (g)/(h) 0.19 % Non-GAAP Financial Measures

Non-GAAP Financial Measures

(Dollars and Shares in Millions Except Per Share Data, Unaudited)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Total equity	$ 56,033	$ 55,771	$ 53,578	$ 53,484	$ 53,454
Preferred stock	(6,808)	(6,808)	(6,808)	(6,808)	(6,808)
Noncontrolling interest	(465)	(465)	(465)	(465)	(465)
Goodwill (net of deferred tax liability) (3)	(11,459)	(11,480)	(11,470)	(11,493)	(11,575)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights	(2,158)	(2,278)	(2,370)	(2,490)	(2,611)
Tangible common equity (a)	35,143	34,740	32,465	32,228	31,995
Common equity tier 1 capital, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation	45,239	44,947	44,655	42,944	42,027
Adjustments (4)	(433)	(866)	(867)	(866)	(866)
Common equity tier 1 capital, reflecting the full implementation of the current expected credit losses methodology (b)	44,806	44,081	43,788	42,078	41,161
Total assets	683,606	663,491	668,039	680,825	682,377
Goodwill (net of deferred tax liability) (3)	(11,459)	(11,480)	(11,470)	(11,493)	(11,575)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights	(2,158)	(2,278)	(2,370)	(2,490)	(2,611)
Tangible assets (c)	669,989	649,733	654,199	666,842	668,191
Risk-weighted assets, determined in accordance with transitional regulatory capital requirements related t the current expected credit losses methodology implementation (d)	452,831 *	453,390	462,250	473,393	494,048
Adjustments (5)	(368)*	(736)	(736)	(735)	(735)
Risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (e)	452,463 *	452,654	461,514	472,658	493,313
Common shares outstanding (f)	1,560	1,558	1,557	1,533	1,533
Ratios					
Tangible common equity to tangible assets (a)/(c)	5.2%	5.3%	5.0%	4.8%	4.8%
Tangible common equity to risk-weighted assets (a)/(d)	7.8	7.7	7.0	6.8	6.5
Common tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (b)/(e)	9.9	9.7	9.5	8.9	8.3
Tangible book value per common share (a)/(f)	$ 22.53	$ 22.30	$ 20.85	$ 21.02	$ 20.87

(3), (4), (5) – see last page in appendix for corresponding notes

*Preliminary data. Subject to change prior to filings with applicable regulatory agencies.

U.S. Bancorp 28

U.S. Bancorp 29 Non-GAAP Financial Measures (1), (2), (3) – see last page in appendix for corresponding notes Year Ended (Dollars in Millions, Unaudited) December 31, 2023 Total noninterest income $ 10,617 Less: notable items (2) (140) Total noninterest income, as adjusted 10,757 Noninterest expense $ 18,873 Less: notable items (2) 1,853 Total noninterest expense, as adjusted $ 17,020

U.S. Bancorp 30 Non-GAAP Financial Measures ($ in millions) Three Months Ended March 31, 2024 Line of Business Financial Performance Net Revenue Wealth, Corporate, Commercial and Institutional Banking $ 2,378 Consumer and Business Banking 2,437 Payment Services 1,715 Treasury and Corporate Support 185 Total Company 6,715 Less Treasury and Corporate Support 185 Total Company excluding Treasury and Corporate Support $ 6,530 Percent of Total Company Wealth, Corporate, Commercial and Institutional Banking 35 % Consumer and Business Banking 36 % Payment Services 26 % Treasury and Corporate Support 3 % Total Company 100 % Percent of Total Company excluding Treasury and Corporate Support Wealth, Corporate, Commercial and Institutional Banking 37 % Consumer and Business Banking 37 % Payment Services 26 % Total Company excluding Treasury and Corporate Support 100%

U.S. Bancorp 31 Notes 1. Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes. 2. Notable items of $265 million ($199 million net-of-tax) for the three months ended March 31, 2024 included $155 million of merger and integration-related charges and a $110 million charge for the increase in the FDIC special assessment. Notable items of $1.1 billion ($780 million net-of-tax, including a $70 million discrete tax benefit) for the three months ended December 31, 2023 included $(118) million of noninterest income related to investment securities balance sheet repositioning and capital management actions, $171 million of merger and integration-related charges, $734 million of FDIC special assessment charges and a $110 million charitable contribution. Notable items for the three months ended March 31, 2023 included $244 million ($183 million net-of-tax) of merger and integration-related charges and $91 million of net charge-offs related to uncollectible acquired loans, considered purchase credit deteriorated as of the date of the acquisition. Notable items for the three months ended June 30, 2023 included $309 million of net charge-offs related to balance sheet repositioning and capital management actions. Notable items for the year-ended December 31, 2023 of $2.2 billion ($1.6 billion net-of-tax, including a $70 million discrete tax benefit) included $(140) million of noninterest income related to investment securities balance sheet repositioning and capital management actions, $1.0 billion of merger and integration-related charges, $734 million of FDIC special assessment charges, a $110 million charitable contribution and $243 million of provision for credit losses related to balance sheet repositioning and capital management actions. 3. Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements. 4. Includes the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology net of deferred taxes. 5. Includes the impact of the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology

U.S. Bancorp 32